BARBARA K. CEGAVSKE
Secretary of State

KIMBERLEY PERONDI
Deputy Secretary for Commercial Recordings

STATE OF NEVADA

OFFICE OF THE SECRETARY OF STATE

Commercial Recordings & Notary Division
202 N. Carson Street
Carson City, NV 89701
Telephone (775) 684-5708
Fax (775) 684-7138

North Las Vegas City Hall
2250 Las Vegas Blvd North, Suite 400
North Las Vegas, NV 89030
Telephone (702) 486-2880
Fax (702) 486-2888

Lloyd Spencer
13110 NE 177th Place, #293
Woodinville, WA 98072

Work Order #: W2020011300350
January 13, 2020
Receipt Version: 1

Special Handling Instructions:

Submitter ID: 190921

Charges

Description	Filing Number	Filing Date/Time	Filing Status	Qty	Price	Amount
Business Entity Filed Documents	20200413570	1/13/2020 9:18:05 AM	Approved	1	$2.00	$2.00
Total						$2.00

Payments

Type	Description	Payment Status	Amount
Credit Card	5789358737896802603257	Success	$2.00
Total			$2.00

Credit Balance: $0.00

Lloyd Spencer
13110 NE 177th Place, #293
Woodinville, WA 98072

FILED
IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
STATE OF NEVADA

AUG 24 1995
14366-95

(For filing office use)

Articles of Incorporation

(PURSUANT TO NRS 78)
STATE OF NEVADA

STATE OF NEVADA
Secretary of State

Filing fee:
Receipt #:
C 06244
RM

(For filing office use)

IMPORTANT: Read instructions on reverse side before completing this form.
TYPE OR PRINT (BLACK INK ONLY)

1. NAME OF CORPORATION: Carpe Diem Enterprises, Inc.

2. RESIDENT AGENT: (designated resident agent and his STREET ADDRESS in Nevada where process may be served)

Name of Resident Agent: Nevada First Bancorp.

Street Address: 1850 East Sahara Avenue Suite 104, Las Vegas, NV 89104
Street No. Street Name City Zip

3. SHARES: (number of shares the corporation is authorized to issue)
Number of shares with par value: 25,000 Par value: $1.00 Number of shares without par value: 0

4. GOVERNING BOARD: shall be styled as (check one): x Directors ____ Trustees
The FIRST BOARD OF DIRECTORS shall consist of one members and the names and addresses are as follows:

Name	Address City/State/Zip
Chad Holtz	1800 E Sahara Ave Ste 104, Las Vegas, NV 89104

5. PURPOSE (optional – see reverse side): The purpose of th... shall be:

6. PERSONAL LIABILITY (pursuant to NRS 78.037): Che... X Accept ____ Decline (if you chose accept see 6(a))
[redacted]

7. OTHER MATTERS: Any other matters to be included in these articles may be noted on separate pages and incorporated by reference herein as a part of these articles: Number of pages attached 0

8. SIGNATURES OF INCORPORATORS: The names and addresses of each of the incorporators signing the articles: (Signatures must be notarized)

Name (print): Chad Holtz
Address: 1800 E Sahara Ave. Ste. 104 Las Vegas, NV 89104 City/State/Zip
Signature: [signature]

Name (print)
Address City/State/Zip
Signature

Name (print)
Address City/State/Zip
Signature

Subscribed and sworn to before me this 16th day of August, 19 95

[signature]
Notary Public

NOTARY PUBLIC
STATE OF NEVADA
County of Clark
WILLIAM J. ARENT
My Appointment Expires April 86, 1999

9. CERTIFICATE OF ACCEPTANCE OF APPOINTMENT OF RESIDENT AGENT

I, Nevada First Bancorp. hereby accept appointment as Resident Agent for the above named corporation.

[signature]
Signature of Resident Agent

August 16, 1995
Date

RECEIVED
AUG 23 1995
Secretary of State